Exhibit 3.1

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

MIMEDX GROUP, INC.

MiMedx Group, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1. The name of the corporation is MiMedx Group, Inc. (the “Corporation”).

2. Pursuant to Section 607.1003 of the Florida Business Corporation Act (the “Act”), these Articles of Amendment (“Articles of Amendment”) amend the Articles of Incorporation of the Corporation filed in the Office of the Department of State of the State of Florida on February 28, 2008, as amended by the Articles of Merger filed in the Office of the Department of State of the State of Florida on March 31, 2008, the Articles of Amendment filed in the Office of the Department of State of the State of Florida on May 14, 2010, and the Articles of Amendment filed in the Office of the Department of State of the State of Florida on August 8, 2012 (as amended, the “Amended Articles”).

3. These Articles of Amendment were duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 607.1003 of the Act on August 2, 2012.

4. These Articles of Amendment were duly approved by holders of a majority of the outstanding shares of the Common Stock of the Corporation in accordance with the provisions of Section 607.1003 of the Act and the Amended Articles on October 31, 2012.

5. The Amended Articles are hereby amended by deleting the first paragraph of Article 3 in its entirety, and inserting the following text in lieu thereof:

Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 135,000,000 shares of capital stock, of which 130,000,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on October 31, 2012.

MIMEDX GROUP, INC.

By:	/s/ Roberta L. McCaw
Name:	Roberta l. McCaw
Its:	Secretary